                                                                    Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                       INVESCO LARGE CAP BASIC VALUE FUND

A Joint Special Meeting ("Meeting") of Shareholders of Invesco Large Cap Basic Value Fund (the "Target Fund") was held on Thursday, April 14, 2011. The Meeting was held for the following purpose:

                                                                                  Votes                 Broker
                                                                      Votes For  Against  Abstentions  Non-Votes
                                                                      ---------  -------  -----------  ---------
(1)   To approve an Agreement and Plan of Reorganization
      between the Target Fund and Invesco Van Kampen Comstock
      Fund (the "Acquiring Fund"), a series of AIM Sector Funds
      (Invesco Sector Funds), providing for: (a) the acquisition of all of the assets and assumption of all of the
      liabilities of the Target Fund by the Acquiring Fund in
      exchange for shares of a corresponding class of the
      Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and
      termination of the Target Fund. ..............................  2,916,147  140,029      193,000      -0-


                                                                    Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                         INVESCO LARGE CAP GROWTH FUND

A Joint Special Meeting ("Meeting") of Shareholders of Invesco Large Cap Growth Fund (the "Target Fund") was held on Thursday, April 14, 2011. The Meeting was held for the following purpose:

                                                                                     Votes                     Broker
                                                                       Votes For    Against    Abstentions    Non-Votes
                                                                       ---------    -------    -----------    ---------
(1)   To approve an Agreement and Plan of Reorganization between the Target Fund and Invesco Van Kampen American Franchise
      Fund (the "Acquiring Fund"), a series of AIM Counselor
      Series Trust (Invesco Counselor Series Trust), providing
      for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring
      Fund in exchange for shares of a corresponding class of the
      Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and
      termination of the Target Fund. ...............................  39,998,899  1,542,318   2,416,872        -0-
